UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
PIKE ELECTRIC CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing party: N/A

(4)	Date filed: N/A

PIKE ELECTRIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 7, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pike Electric Corporation, a Delaware corporation, will be held on Wednesday, December 7, 2005 at 9:30 a.m., local time, at Bermuda Run Country Club, 324 Bermuda Run Drive, Bermuda Run, North Carolina 27006, for the following purposes:
1.	To elect seven members to our Board of Directors.

2.	To consider and vote upon a proposal to approve the Company’s Employee Stock Purchase Plan.

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     We describe the above items in more detail in the proxy statement accompanying this notice. Only stockholders who owned our common stock at the close of business on October 11, 2005 may attend and vote at the meeting or any adjournment thereof. Registered holders of the Company’s stock may vote by a toll free telephone number, the Internet or by the prompt return of the enclosed proxy card, dated and signed. Instructions regarding all three methods of voting are set forth on the enclosed proxy card. You may view a list of the stockholders entitled to vote at the meeting during the ten days before the meeting at our principal executive offices located at 100 Pike Way, Mount Airy, North Carolina 27030.
     The Board of Directors recommends a vote “FOR” each of the proposals.
     IT IS VERY IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

By order of the Board of Directors,

J. Eric Pike
Chairman, President and Chief Executive Officer

October 28, 2005

PIKE ELECTRIC CORPORATION

PROXY STATEMENT FOR
2005 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
Introduction
     Our Board of Directors is soliciting proxies for use at the 2005 Annual Meeting of Stockholders to be held Wednesday, December 7, 2005 at 9:30 a.m., local time, at Bermuda Run Country Club, 324 Bermuda Run Drive, Bermuda Run, North Carolina 27006, and at any adjournment thereof.
     This proxy statement, the proxy card, our 2005 summary annual report to stockholders and our Annual Report on Form 10-K for the fiscal year ended June 30, 2005 are first being mailed on or about October 28, 2005 to all holders of our common stock entitled to vote at the meeting. Our principal executive offices are located at 100 Pike Way, Mount Airy, North Carolina 27030.
Record Date
     Holders of record of our common stock at the close of business on October 11, 2005, the record date, are entitled to notice of and to vote at the meeting. On the record date, 31,994,170 shares of our common stock were issued and outstanding.
Voting
     Each share of common stock outstanding on the record date is entitled to one vote.
Revocability of Proxies
     Any person giving a proxy pursuant to this solicitation may revoke it at any time before it is voted at the Annual Meeting by (1) delivering a written notice of revocation to the Company’s Secretary at the Company’s principal executive offices, (2) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet or (3) by attending the Annual Meeting and voting in person. If a choice is specified in the proxy, shares represented thereby will be voted in accordance with such choice. If no choice is specified, the proxy will be voted “FOR” the proposals described herein and the seven nominees. Attending the meeting will not revoke your proxy unless you specifically request that it be revoked.
Solicitation of Proxies
     Pike Electric will pay the cost of this solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or e-mail. We have hired Georgeson & Co. to assist us in the solicitation of our stockholders’ proxies, and it will receive a payment of $975 (plus out-of-pocket expenses) for its services.

Quorum; Required Vote; Abstentions and Broker Non-Votes
     The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast by the holders of our common stock is necessary to constitute a quorum at the Annual Meeting of Stockholders.
     In the election of directors, the seven nominees receiving the most affirmative votes of the shares of our common stock present (either in person or by proxy) and entitled to vote will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote.
     The affirmative vote of at least a majority of the shares of our common stock present (either in person or by proxy) and entitled to vote is required to approve Proposal No. 2 related to the Employee Stock Purchase Plan. Abstentions have the effect of a vote against this proposal. Since brokers do not have discretionary authority to vote on this proposal, broker non-votes will have no effect on the outcome of the vote.
     Approval of Proposal No. 3 ratifying the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006, requires the affirmative vote of a majority of the shares of our common stock present (either in person or by proxy) and entitled to be cast. Abstentions and broker non-votes will have the effect of a vote against this proposal.
Deadlines for Receipt of Stockholder Proposals
     Stockholder proposals intended to be included in our proxy statement and voted on at the 2006 Annual Meeting of Stockholders must be received at our offices at 100 Pike Way, Mount Airy, North Carolina 27030, Attention: Corporate Secretary, on or before June 30, 2006. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.
     Pursuant to our bylaws, in order for any business not included in the proxy statement for the 2006 Annual Meeting of Stockholders to be brought before the meeting by a stockholder of record, such stockholder must give notice of that business to our Corporate Secretary no earlier than August 9, 2006 nor any later than September 8, 2006. If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from December 7, 2006, the notice must be received no earlier than the 120th day prior to the 2006 annual meeting and no later than either the 90th day prior to the 2006 annual meeting or the 10th day after public disclosure of the actual meeting date, whichever is later. The notice must contain the information required by our bylaws.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table provides information about the beneficial ownership of our common stock as of October 11, 2005. We have listed each person known to us that beneficially owns more than 5% of our outstanding common stock, each of our directors, each of our executive officers identified in the summary compensation table on page 17 (also referred to as Named Executive Officers) and all directors and executive officers as a group.
     Common stock percentage ownership is based on 31,994,170 shares of common stock outstanding as of October 11, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 11, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the address for each of the individuals listed below is c/o Pike Electric Corporation, 100 Pike Way, Mount Airy, North Carolina 27030.
     Each share of common stock outstanding on the record date is entitled to one vote on each matter considered at the Annual Meeting.

	Amount and
	Nature of
	Beneficial	Percentage
Name and Address of Beneficial Owner	Ownership	of Class
Lindsay Goldberg & Bessemer(1)	13,111,093	41.0%
J. Eric Pike(2)	2,232,002	7.0%
Adam P. Godfrey(3)	—	—
Alan E. Goldberg(1)	13,111,093	41.0%
James R. Helvey III	—	—
Stuart S. Janney III	—	—
Robert D. Lindsay(1)	13,111,093	41.0%
J. Russell Triedman(3)	—	—
Reginald L. Banner	—	—
Jeffery L. Collins(4)	345,369	1.1%
Robert B. Ratliff(5)	364,305	1.1%
John H. Merritt(6)	347,554	1.0%
Mark Castaneda(7)	132,309	*
Directors and executive officers as a group (12 persons)	16,532,632	51.7%

*	Less than one percent.

(1)	All such shares of common stock are held through LGB Pike II LLC. The sole manager of LGB Pike II LLC is Lindsay Goldberg & Bessemer L.P. Messrs. Goldberg and Lindsay, through intermediate entities, indirectly have shared control over Lindsay Goldberg & Bessemer L.P. Messrs. Goldberg and Lindsay expressly disclaim beneficial ownership of the shares of common stock held by LGB Pike II LLC. The address for Lindsay Goldberg & Bessemer and for Messrs. Goldberg and Lindsay is c/o Lindsay Goldberg & Bessemer L.P., 630 Fifth Avenue, 30th Floor, New York, New York 10111.

(2)	Consists of (a) 1,549,253 shares of common stock held by Takuan LLC, an entity controlled by Mr. Pike, (b) 464,805 shares subject to stock options, (c) 150,401 shares of common stock owned directly and (d) 67,467 shares of common stock held by the Joe B./Anne A. Pike Generation Skipping Trust, of which Mr. Pike is deemed to be the beneficial owner.

(3)	By virtue of their affiliation with Lindsay Goldberg & Bessemer, Messrs. Godfrey and Triedman may be deemed to have or share beneficial ownership of shares of our common stock beneficially owned by Lindsay Goldberg & Bessemer. Messrs. Godfrey and Triedman expressly disclaim beneficial ownership of such common stock. The address for Messrs. Godfrey and Triedman is c/o Lindsay Goldberg & Bessemer L.P., 630 Fifth Avenue, 30th Floor, New York, New York 10111.

(4)	Consists of (a) 240,740 shares subject to stock options and (b) 104,574 shares of common stock owned directly.

(5)	Consists of (a) 204,205 shares subject to stock options and (b) 160,056 shares of common stock held directly.

(6)	Consists of (a) 200,515 shares subject to stock options and (b) 147,039 shares of common stock held directly.

(7)	Consists of (a) 83,763 shares of common stock held directly and (b) 48,546 shares subject to stock options.

PROPOSAL ONE
ELECTION OF DIRECTORS
     Our Board of Directors currently has seven members. At the 2005 Annual Meeting, seven directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. The seven nominees for election at the 2005 Annual Meeting are listed below. All of the nominees currently are directors of Pike Electric Corporation.
     Other than James R. Helvey III, the directors currently on our Board of Directors are not “independent” as defined in Rule 10A-3(b) under the Exchange Act and under New York Stock Exchange Rule 303A. In accordance with the requirements of Rule 303A, we intend that a majority of our directors will be independent by July 27, 2006, the first anniversary of the effectiveness of the registration statement for our initial public offering. See Corporate Governance — Director Independence.”
     It is the intention of the persons named as proxies in the accompanying form of proxy to vote all proxies solicited for the seven nominees listed below unless the authority to vote is withheld. If for any reason any nominee shall not become a candidate for election at the 2005 Annual Meeting, an event not now anticipated, the proxies will be voted for the seven nominees including such substitutes as shall be designated by the Board of Directors. The proxies solicited hereby will in no event be voted for more than seven persons.
     The following sets forth certain information regarding the nominees for directors:

		Director	Principal Occupation, Other Business Experience
Name	Age	Since	During Past Five Years and Other Directorships
J. Eric Pike	37	1994	Mr. Pike is the grandson of founder Floyd Pike and has served as the Company’s President since 1998, Chief Executive Officer since 2002 and Chairman since July 2005. He joined the Company in 1990 as an A-class lineman on an overhead construction crew. He then advanced through various office positions and served as Vice President of the Central Region from 1993 to 1998, where he was responsible for the powerline operations in North Carolina and South Carolina. Mr. Pike graduated from Emory University with a B.A. in History.

Adam P. Godfrey	43	2002	Mr. Godfrey has been a Partner with Lindsay Goldberg & Bessemer since its formation in 2002. Previously, he was a Partner with Bessemer Holdings, which he joined in 1992. From 1987 to 1990, he worked in the mergers and acquisitions department and venture capital group at Morgan Stanley. Mr. Godfrey began his career at Manufacturers Hanover Trust. He holds an A.B. from Brown University and an M.B.A. from the Amos Tuck School at Dartmouth College. He currently serves as Chairman of the Board of Pride Manufacturing Company LLC and is a director of FAPS Holdings, Inc.

Alan E. Goldberg	51	2002	Mr. Goldberg co-founded Lindsay Goldberg & Bessemer in 2002. Previously, he served as Chairman and Chief Executive Officer of Morgan Stanley Private Equity from February 1998 to January 2001. Mr. Goldberg spent a total of 22 years at

		Director	Principal Occupation, Other Business Experience
Name	Age	Since	During Past Five Years and Other Directorships
			Morgan Stanley, including the last 17 years at Morgan Stanley Private Equity, where, together with Robert D. Lindsay, he played an integral role in founding the business in 1984. Mr. Goldberg holds a B.A. in Philosophy and Economics from New York University, an M.B.A. from the New York University Graduate School of Business and a J.D. from Yeshiva University. He is a member of the Investor Committee of Wacker Construction Equipment AG, a member of the Supervisory Board and Stockholders’ Committee of Klöckner & Co. GmbH and a director of the Smurfit Stone Corporation, Envirocare of Utah, LLC, FAPS Holdings, Inc., Maine Beverage Company, LLC, Keystone Foods Holdings LLC and PetroLogistics LLC. He also serves as a Trustee of Yeshiva University and Mount Sinai Medical Center in New York.

James R. Helvey III	46	2005	Mr. Helvey has been the President of Helvey & Associates, LLC, a financial risk management consulting firm, since its formation in October 2002. From June 2000 to October 2002, Mr. Helvey was the Chairman and Chief Executive Officer of Cygnifi Derivative Services, LLC. Due to adverse market conditions associated with the overall decline in technology stocks, Cygnifi voluntarily filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in October of 2001. From 1985 to 2000, he worked in several positions at J.P. Morgan & Co., where he became a Managing Director and served as Vice-Chairman of J.P. Morgan’s Global Risk Management Committee, responsible for monitoring the firm’s global risk positions, balance sheet and capital. Mr. Helvey graduated from Wake Forest University, with a B.A. in Politics and German, and Columbia University with a Masters of International Affairs, with a specialization in international finance and banking. He was also a Fulbright Scholar at the University of Cologne in Germany. Mr. Helvey is a member of the Wake Forest University Board of Trustees, where he serves on the Investment Policy and Audit Committees, and Chairman of the Forsyth Country Day School Board of Trustees and of Cirrus Advisors Asia Limited. Mr. Helvey also serves on the Oakwood Country School Board of Trustees in Morgan Hill, California.

Stuart S. Janney III	57	2003	Mr. Janney is the Chairman of Bessemer Securities LLC and The Bessemer Group Incorporated, including its subsidiary banks, Bessemer Trust Company, Bessemer Trust Company, N.A. and Bessemer Trust Company of Florida. From 1986 through 1994, Mr. Janney was a Managing Director of Alex. Brown & Sons and a director of Brown Advisory and Trust Company and Alex. Brown Holdings. In 1977 he joined Niles, Barton & Wilmer, a Baltimore law firm, where he was a partner until 1985. From 1973 through 1976, Mr. Janney held several positions in the federal government. He received a B.A. from

		Director	Principal Occupation, Other Business Experience
Name	Age	Since	During Past Five Years and Other Directorships
			the University of North Carolina at Chapel Hill and a J.D. from the University of Maryland. Mr. Janney serves as a director of King Ranch, Inc., Identity Group, Inc., Pride Manufacturing Company, LLC and Keystone Foods Holdings LLC. He also serves on the Boards of the Maryland Zoological Society, the New York Racing Association, the Keeneland Association and the Maryland Million, where he served as President until 1998. Mr. Janney is a Trustee of The Johns Hopkins University and Chairman of its Applied Physics Lab.

Robert D. Lindsay	50	2002	Mr. Lindsay co-founded Lindsay Goldberg & Bessemer in 2002. Previously, he was the Managing General Partner of Bessemer Holdings and, prior to joining Bessemer Holdings in 1991, Managing Director at Morgan Stanley Private Equity, where, together with Alan E. Goldberg, he played an integral role in founding the business in 1984. Mr. Lindsay holds a B.A. in English and American Literature and Language from Harvard College and an M.B.A. from Stanford University. He is President and CEO of Bessemer Securities LLC as well as a director of The Bessemer Group, Incorporated and its subsidiary banks, including Bessemer Trust Company, N.A. Mr. Lindsay is a member of the Investor Committee of Wacker Construction Equipment AG, a member of the Supervisory Board and Stockholders’ Committee of Klöckner & Co. GmbH, and is Chairman of the Board of Identity Group, Inc. He also serves as a director of Envirocare of Utah, LLC, FAPS Holdings, Inc., Maine Beverage Company, LLC, Keystone Foods Holdings LLC and PetroLogistics LLC. In addition, he serves as a Trustee of the Cold Spring Harbor Biological Laboratory and St. Paul’s School in Concord, New Hampshire.

J. Russell Triedman	35	2002	Mr. Triedman has been a Principal with Lindsay Goldberg & Bessemer since its formation in 2002. Previously, he was a Principal with Bessemer Holdings starting in 2000. Prior to 2000, Mr. Triedman was a Director at Fox Paine & Company, LLC, a San Francisco-based private equity firm, and an Associate at Cravath, Swaine & Moore LLP. Mr. Triedman began his career in the private equity group of Brown Brothers Harriman & Co. He earned a Sc.B. in Applied Mathematics and Economics from Brown University and a J.D. from the University of Chicago Law School. Mr. Triedman currently serves as a director of Keystone Foods Holdings LLC.
     The Board of Directors unanimously recommends voting “FOR” the nominees listed above for election as directors.

PROPOSAL TWO
APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
     The Board of Directors believes it is in our best interests to encourage stock ownership by our employees. Accordingly, on September 9, 2005, the Board adopted the Employee Stock Purchase Plan (the “ESPP”) subject to the approval of our stockholders, to allow employees to purchase shares of our common stock. The ESPP permits eligible employees to purchase our common stock at a discount from fair market value through payroll deductions. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
     If approved, we would be authorized to issue up to 500,000 shares of our common stock under the ESPP. In December 2004, we adopted an employee stock purchase plan pursuant to which 959,400 shares of common stock were reserved for issuance. As of September 30, 2005, 598,519 shares of common stock have been issued to a total of 60 employees under this plan, and we do not anticipate any additional shares to be issued under this plan in the future. The ESPP is intended to supplement and replace this existing employee stock purchase plan and provides for the issuance of additional shares of our common stock.
     Our Board of Directors believes approval of the ESPP and the authorization of 500,000 shares of our common stock for issuance under the ESPP is in the best interests of our stockholders and unanimously recommends voting “FOR” the approval of the ESPP. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.
Summary of the Employee Stock Purchase Plan
     The following is a summary description of the ESPP. This description is merely a summary of material features of the ESPP and is qualified in its entirety by the full text of the plan, a copy of which is attached as Appendix A to this proxy statement.
     Purpose; Effectiveness. The purpose of the ESPP is to advance our interests by providing eligible employees with an opportunity to subscribe for and purchase our common stock in order to further align their interests with those of our other stockholders. If our stockholders approve the ESPP, it will be effective January 1, 2006.
     Administration. The ESPP will be administered by the “Administrator” who will be the Investor Relations Manager of the Company or such other person designated by the Board. The Administrator will have authority to construe, interpret, create, and apply rules and regulations for the administration of the ESPP. The Administrator also may adjudicate all disputed claims under the ESPP and establish, amend or waive rules and regulations for the ESPP’s administration. Every finding, decision and determination made by the Administrator will be final and binding upon all parties.
     Eligibility. In general, any person who has been an employee of ours or one of our subsidiaries and who is scheduled to work more than 20 hours per week for more than five months in a calendar year will be an “eligible employee” permitted to participate in the ESPP and receive an option to purchase shares of our common stock. As of October 1, 2005, approximately 7,000 of our employees would be eligible to participate in the ESPP. However, no employee will be granted an option under the ESPP if:
•	immediately after the grant the employee would own our capital stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of one of our subsidiaries; or

•	such option would permit the employee’s rights to purchase stock under all of our employee stock purchase plans and those of our subsidiaries that are intended to qualify as “employee stock purchase plans” under Section 423 of the Code to accrue at a rate that exceeds $25,000 of the fair market value of such stock for each calendar year in which such option is outstanding at any time.
     Participation. An eligible employee may participate in the ESPP by completing a subscription agreement in the manner specified by the Administrator and by submitting such subscription agreement to the Administrator prior to the applicable offering date. The subscription agreement will set forth the percentage of the participant’s compensation to be paid as contributions pursuant to the ESPP on each payday. A participant’s subscription agreement will remain in effect for successive purchase periods unless modified or terminated, as provided in the ESPP.
     Offering Periods. We will make one or more offerings to our employees to purchase stock under the ESPP. The Administrator will specify the duration and frequency of the offering periods, provided that no offering period will exceed five years in duration. Each offering period will consist of one or more purchase periods of a duration and frequency specified by the Administrator.
     On the first business day of each offering period (referred to as the “offering date”), each eligible employee participating in the offering period will be granted an option to purchase, on the last day of each purchase period within such offering period (referred to as a “purchase date”), the number of shares equal to the quotient of (a) the employee’s payroll contributions for the applicable purchase period accumulated prior to the purchase date and retained in the employee’s account as of the purchase date and (b) the applicable purchase price.
     Unless a participant withdraws from the ESPP (in the manner described below), the participant’s option for the purchase of shares will be exercised automatically on each purchase date in an offering period, and the maximum number of whole shares subject to the option will be purchased at the applicable purchase price with the accumulated contributions in the participant’s account at such time. No fractional shares will be issued, and any contributions accumulated in a participant’s account which are not sufficient to purchase a whole share will be retained in the participant’s account for the subsequent purchase period, subject to the participant’s earlier withdrawal.
     Any other excess contributions that may not be used to purchase shares on a purchase date, because such purchase would not comply with Section 423 of the Code or would otherwise exceed applicable plan limitations, will be returned to the participant. The shares purchased upon exercise of an option under the ESPP will be deemed issued to the participant on the purchase date. During a participant’s lifetime, the participant’s option to purchase shares under the ESPP is exercisable only by the participant.
     Payroll Deductions. A participant may elect to have payroll deductions made on each payday during an offering period in an amount not less than 1% and not more than 20% of such participant’s compensation on such payday. All payroll deductions made by the participant will be credited to the participant’s account under the ESPP. No participant may make any contributions to the ESPP other than on a payroll deduction basis. Interest will not be paid on any employee accounts.
     A participant may change his payroll deduction rate only once during an offering period by completing and submitting to the Administrator a new subscription agreement authorizing such change. Any such change will be effective at the beginning of the next calendar month, so long as the subscription agreement is submitted to the Administrator at least 10 days prior to the first day of the next calendar month. If the new subscription agreement is submitted to the Administrator fewer than 10 days prior to the next calendar month, then the change will be effective as of the beginning of the next succeeding calendar month.

     Purchase Price. The purchase price for each share of our common stock purchased under the ESPP will be 95% of the closing price of a share of our common stock, as reflected on the New York Stock Exchange for the applicable purchase date. If no shares were publicly traded on such date, then the price of the share will be the reported price for the immediately preceding day that shares were so traded.
     Withdrawal. A participant may discontinue participation in the ESPP at any time by withdrawing all contributions credited to the participant’s account under the ESPP and by giving written notice to us, in the form and manner directed by us, at least 10 business days prior to a purchase date. Partial withdrawals are not permitted. All of the participant’s contributions credited to the participant’s account will be paid to the participant promptly after receipt of the participant’s notice of withdrawal. Although the discontinuing employee may not begin participation again during the remainder of the offering period, such employee may participate in any subsequent offering under the ESPP in accordance with the terms and conditions established by the Administrator.
     Termination of Employment. Upon termination of a participant’s employment during an offering period for any reason, including retirement or death, the contributions credited to such participant’s account will be returned to the participant or, in the case of the participant’s death, to the individual(s) whom the participant has specified in a written designation of a beneficiary filed with us. If the participant has not filed a written designation of a beneficiary, then the participant’s contributions will be distributed to the participant’s estate. Upon termination of employment, the participant’s option will automatically terminate. A transfer of a participant’s employment between us and one of our subsidiaries, or between our subsidiaries, will not be deemed a termination of employment.
     Nontransferability. No rights of a participant under the ESPP are transferable other than by will or the laws of descent and distribution or by filing with us a written designation of a beneficiary.
     Adjustment for Changes in Capitalization. Our Board of Directors in its sole discretion may adjust the number of shares covered by each option that has not been exercised, the number of shares that have been authorized for issuance under the ESPP but not yet placed under option, as well as the number of shares available under the ESPP, for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any similar increase or decrease in the number of outstanding shares, or any reorganization, recapitalization, rights offering, merger or consolidation, or to reflect any similar corporate transaction. Adjustments by our Board of Directors will be final, binding and conclusive.
     No issue or acquisition by us of shares of our stock of any class, or securities convertible into shares of our stock of any class, will affect the number of shares subject to an option. In the event of our dissolution or liquidation, any purchase period and offering period then in progress would terminate immediately before the dissolution or liquidation, unless otherwise provided by our Board of Directors.
     Benefits to Certain Persons. Our executive officers (including our Named Executive Officers) will be permitted to participate in the ESPP on the same basis and terms as all other eligible employees. Our directors will not be permitted to participate in the ESPP unless they are employed by us and otherwise meet the eligibility requirements described above. As the ESPP has not been approved by our stockholders, no employees have been permitted to participate in the ESPP to date. Because participation in the ESPP is at the option of our employees, the benefits or amounts that will be received by or allocated to any person or group of persons (including our Named Executive Officers, our other executive officers and our employees who are not executive officers) are not currently determinable.

     Amendment and Termination of the ESPP. The Administrator or our Board of Directors may at any time amend, suspend or terminate the ESPP for any reason. We will obtain stockholder approval of any amendment to the ESPP as is necessary to comply with Section 423 of the Code or any other applicable law. The Administrator or our Board of Directors may terminate an offering period and/or a purchase period by setting a new purchase date or by returning to participants all amounts in their accounts.
Federal Income Tax Consequences
     The following generally summarizes the United States Federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is not a complete description of the United States Federal income tax consequences and aspects of the ESPP. Moreover, the summary relates only to Federal income taxes; there may also be the imposition of FICA and FUTA taxes upon the exercise of an option issued under the ESPP, Federal estate and gift tax consequences, as well as foreign, state and local tax consequences. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.
     In view of the complexity of the tax aspects of transactions involving the purchase of common stock under the ESPP, and because the impact of taxes will vary depending on individual circumstances, each participant purchasing common stock under the ESPP is and will be advised to consult their own tax advisor to determine the tax consequences in such participant’s particular circumstances.
     Tax Consequences to Participating Employees. A participant will not have income upon enrolling in the ESPP or upon purchasing stock on a purchase date. A participant may have both compensation income and a capital gain or loss upon the disposition of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant disposes of the stock.
     If the participant disposes of the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:
•	the excess of the fair market value of the stock on the grant date of the option over the option price (or 5% of the value of the stock on the day the offering commenced); and

•	the excess of the fair market value of the stock at the time of disposition of the option over the purchase price.
     Any excess profit will be long-term capital gain. If the participant disposes of the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, the participant will not have compensation income and the loss will be a long-term capital loss.
     If the participant disposes of the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price, even if there is no gain realized at the time of disposition). The participant also will have a capital gain or loss equal to the difference between the proceeds received as a result of the disposition and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

     Tax Consequences to the Company. There will be no tax consequences to us except that we will be entitled to a deduction when and to the extent a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
PROPOSAL THREE
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
     The Audit Committee of our Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending June 30, 2006. This selection is being presented to our stockholders for ratification at the Annual Meeting. Although stockholder approval is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Audit Committee will reconsider the selection. Representatives of Ernst & Young are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
     Our Board of Directors unanimously recommends voting “FOR” ratification of the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending June 30, 2006. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.
     We paid Ernst & Young a total of $1,641,000 for professional services rendered for the year ended June 30, 2005 and $1,352,000 for professional services rendered for the year ended June 30, 2004. The following table provides information about these fees.

Fee Category	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$1,380,000	$190,000
Audit-Related Fees(2)	$—	$1,134,000
Tax Fees(3)	$261,000	$28,000
Other Fees	$—	$—

Total Fees	$1,641,000	$1,352,000

(1)	Audit fees consisted of fees for the audit of our annual financial statements, the filing of our registration statement and related comfort letters, consents and comment letters filed with or submitted to the Securities and Exchange Commission.

(2)	Audit-related fees consisted principally of due diligence in connection with acquisitions, accounting consultations and audits of the Company’s employee benefit plans

(3)	Tax fees consisted of fees for tax compliance, tax advice and tax planning.
     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

CORPORATE GOVERNANCE
Governance Materials
     All of our corporate governance materials, including our corporate governance guidelines, code of business conduct and ethics and charters for our Audit, Compensation and Nominating and Governance Committees are published in the “Investor Relations” section of our website, www.pike.com, and are also available in print to any stockholder upon request. In addition, a copy of the Audit Committee Charter, as in effect on the date of this proxy statement, is attached as Appendix B. Any modifications to these corporate governance materials will be reflected on our website.
Director Independence
     The directors on our Board, other than Mr. Helvey, are not “independent” as defined in NYSE Rule 303A and Exchange Act Rule 10A-3(b). Pursuant to Rule 303A, we intend that a majority of our directors will be independent by July 27, 2006, the first anniversary of the effectiveness of the registration statement for our initial public offering. In accordance with the requirements of Rule 303A and Exchange Act Rule 10A-3(b), we plan to nominate new independent members to each of these committees so that each is comprised entirely of independent directors by July 27, 2006. Our Board of Directors has adopted standards for determining director independence in compliance with the rules of the Exchange Act and the New York Stock Exchange, which can be found in the “Investor Relations” section of our website.
     On October 24, 2005, we notified the NYSE that we had not, as of that date, added an independent director to certain committees of our Board of Directors and therefore were not in compliance with NYSE Rule 303A. We are continuing to search for an independent director with the requisite experience and qualifications to add to our Board of Directors and committees so that a majority of the committee members are independent in compliance with NYSE Rule 303A. We do not believe that our not having all independent directors on our Audit Committee will materially affect the ability of the Audit Committee to act independently and to satisfy the other requirements of Exchange Act Rule
10A-3.
Board Meetings and Committees
     The Board of Directors held 10 meetings during fiscal year 2005. No current director attended fewer than 50% of the aggregate number of the meetings of the Board of Directors held while such director was a member of the Board and of all the committees on which he served during such period. Absent extenuating circumstances, our Board members are expected to attend our annual meetings of stockholders.
     Our Board of Directors has the authority to appoint committees to perform certain management and administration functions and currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.
     Our corporate governance guidelines provide that the non-management directors will meet in regularly scheduled executive sessions on a regular basis and that the independent directors may meet in executive sessions from time to time, but at least once annually. During fiscal year 2005, no executive sessions of non-management or independent directors were held since we did not complete our initial public offering until August 1, 2005. In fiscal 2006, Mr. Helvey will preside at the executive sessions of non-management directors and of independent directors.
     Audit Committee. The Audit Committee is currently comprised of Messrs. Helvey (Chairman), Godfrey and Triedman. The Audit Committee was not formed until after we completed our initial public offering in August 2005 and, accordingly, did not meet during fiscal year 2005. The Board of Directors determined that Mr. Helvey is an “audit committee financial expert,” as defined under Securities and Exchange Commission rules. The Audit Committee has responsibility for, among other things:
•	overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

•	overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

•	overseeing management’s establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policy;

•	reviewing our annual and quarterly financial statements prior to their filing or prior to the release of earnings; and

•	reviewing the performance of the independent accountants and making recommendations to the board of directors regarding the appointment or termination of the independent accountants and considering and approving any non-audit services proposed to be performed by the independent accountants.
     Compensation Committee. The Compensation Committee is comprised of Messrs. Godfrey (Chairman), Helvey and Goldberg. The Compensation Committee was not formed until after we completed our initial public offering in August 2005 and, accordingly, did not meet during fiscal year 2005. The Compensation Committee is responsible for, among other things:
•	reviewing key employee compensation policies, plans and programs;

•	monitoring performance and compensation of our executive officers and other key employees;

•	preparing recommendations and periodic reports to the board of directors concerning these matters; and

•	administering our incentive compensation programs.
     Nominating and Governance Committee. The Nominating and Governance Committee is currently comprised of Messrs. Janney (Chairman), Lindsay and Helvey. The Nominating and Governance Committee was not formed until after we completed our initial public offering in August 2005 and, accordingly, did not meet during fiscal year 2005. The Nominating and Governance Committee is responsible for, among other things:
•	administering the process for determining director nominees (as set forth below);

•	recommending persons to be selected by the board as nominees for election as directors and to fill any vacancies on the board;

•	considering and recommending to the board qualifications for the position of director and policies concerning the term of office of directors and the composition of the board; and

•	considering and recommending to the board other actions relating to corporate governance.
     The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our Board of Directors.

     In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Governance Committee applies the criteria set forth in the corporate governance guidelines, which include considering:
•	a candidate’s roles and contributions to the business community;

•	a candidate’s personal qualities of leadership, character and judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

•	a candidate’s relevant knowledge and diversity of background and experience in such things as business, technology, finance and accounting, marketing, government and the like; and

•	whether a candidate is free of conflicts and has the time required for preparation and attendance at all meetings.
     We, LGB Pike II LLC, an affiliate of Lindsay Goldberg & Bessemer, and certain other stockholders, including members of management, are parties to a stockholders agreement. The stockholders agreement covers matters of corporate governance and registration rights, and further provides that J. Eric Pike will have the right to occupy one seat on our Board of Directors so long as he is our chief executive officer and controls at least 1,321,965 shares of our common stock. So long as Mr. Pike has the right to a seat on the board of directors, LGB Pike II LLC and any affiliate of LGB Pike II LLC must vote in favor of the election of Mr. Pike to our Board of Directors. The selection of nominees for our Board of Directors is to be considered in light of, and is subject to, the provisions of the stockholders agreement and our relationship with our principal stockholder, Lindsay Goldberg & Bessemer and its affiliates.
     During the selection process, the Nominating and Governance Committee shall seek inclusion and diversity within the Board of Directors and adhere to our policy of maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual preference or orientation, marital status or any other unlawful factor.
     The Nominating and Governance Committee may, at its discretion, hire third parties to assist in the identification and evaluation of director nominees, although to date this has not occurred.
     Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least one year as of the date such recommendation is made. Such information should be sent to: Nominating and Governance Committee, c/o Corporate Secretary, Pike Electric Corporation, 100 Pike Way, Mount Airy, North Carolina 27030. Assuming that appropriate material addressing the Board Membership Criteria has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
     You can find more detailed information on our process for selecting directors and our criteria for director nominees in the “Investor Relations” section of our website, www.pike.com.

Director Compensation
     Directors who are employees of Pike Electric or its subsidiaries, or affiliated with Lindsay Goldberg & Bessemer, the largest beneficial owner of our common stock, will receive no compensation for service as members of either the Board of Directors or board committees. Directors who are not employees of Pike Electric or its subsidiaries, or affiliated with Lindsay Goldberg & Bessemer, will be paid:
•	a base annual retainer of $25,000 in cash;

•	$100,000 in shares of restricted stock upon initial election to the Board of Directors and upon each third anniversary thereafter for as long as the director continues to serve, vesting in equal amounts on the first, second and third anniversary of the grant dates;

•	$25,000 in shares of restricted stock for any year of director service in which a $100,000 grant is not made for as long as the director continues to serve, vesting in equal amounts on the first, second and third anniversary of the grant dates;

•	$1,000 in cash for each board meeting attended;

•	$500 in cash for each committee meeting attended; and

•	the chair of the Audit Committee will receive an annual cash retainer of $15,000, the chair of the Nominating and Governance Committee will receive an annual retainer of $10,000 and the chair of the Compensation Committee will receive an annual retainer of $5,000.
     We intend to promptly reimburse all directors for reasonable expenses incurred to attend meetings of our Board of Directors or committees.
Stockholder Communications with our Board of Directors and Audit Committee
     The Audit Committee and the non-employee directors have established procedures to enable anyone who has a concern about our conduct, or any employee who has a concern or any other information about our accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board, the Audit Committee or the chair of the Audit Committee, or to the non-employee directors. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing or reported by phone to special addresses and a phone number that are published in the “Investor Relations” section of our website. All such communications are promptly reviewed before being forwarded to addressee. Any concerns relating to accounting, internal controls, auditing or officer conduct are sent immediately to the chair of the Audit Committee. We generally will not forward to directors a stockholder communication that we determine to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

EXECUTIVE COMPENSATION
Executive Compensation
     The following table contains information about the compensation provided to our Chief Executive Officer, our other four other most highly compensated executive officers and a former executive officer (our Named Executive Officers).
Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation				Awards
						Securities
Name and				Other Annual		Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation($)(3)		Options(#)(15)	Compensation($)
J. Eric Pike	2005	752,266	275,875	87,513	(4)	484,040	—
Chairman, President and	2004	489,298	21,325	122,886	(5)	—	—
Chief Executive Officer

Reginald L. Banner(1)	2005	283,189	115,475	50,883	(6)	110,464	72,698	(16)
Former Treasurer, Secretary	2004	334,011	15,475	94,177	(7)	—	91,829	(17)
and Chief Financial Officer

Jeffery L. Collins	2005	392,231	116,060	39,056	(8)	124,516	57,680	(16)
Chief Operating Officer	2004	351,720	15,455	69,577	(9)	—	72,859	(17)

Robert B. Ratliff	2005	322,084	64,610	53,533	(10)	99,615	52,470	(16)
Chief Administrative Officer	2004	302,621	14,070	66,113	(11)	—	66,278	(17)(18)

John H. Merritt	2005	299,535	83,454	49,721	(12)	87,173	53,189	(16)(18)
Vice President, Operations	2004	258,152	12,490	84,167	(13)	—	67,013	(17)(18)

Mark Castaneda(2)	2005	277,180	2,925	6,969	(14)	161,814	—
Chief Financial Officer

(1)	Mr. Banner resigned as Chief Financial Officer in November 2004 when he was replaced by Mr. Castaneda. While Mr. Banner retired in April 2005, he began working with us on an interim consulting basis in September 2005 following the termination of our former Chief Accounting Officer.

(2)	Mr. Castaneda was hired in October 2004 at an annual salary of $400,000.

(3)	The deferred compensation portions of the amounts below were paid pursuant to a deferred compensation plan that was terminated in January 2005.

(4)	Represents $44,363 in deferred compensation, $26,610 in personal use of company aircraft and $16,540 in personal use of company vehicle.

(5)	Represents $89,148 in deferred compensation, $20,633 in personal use of company aircraft and $13,105 in personal use of company vehicle.

(6)	Represents $43,129 in deferred compensation and $7,704 in personal use of company vehicle.

(7)	Represents $86,428 in deferred compensation and $7,749 in personal use of company vehicle.

(8)	Represents $29,479 in deferred compensation and $9,577 in personal use of company vehicle.

(9)	Represents $59,238 in deferred compensation and $10,339 in personal use of company vehicle.

(10)	Represents $37,635 in deferred compensation and $15,898 in personal use of company vehicle.

(11)	Represents $52,750 in deferred compensation and $13,363 in personal use of company vehicle.

(12)	Represents $35,781 in deferred compensation and $13,940 in personal use of company vehicle.

(13)	Represents $71,202 in deferred compensation and $12,965 in personal use of company vehicle.

(14)	Represents personal use of company vehicle.

(15)	These options were granted on October 21, 2004 and vest in four equal annual installments, except that options granted to Messrs. Pike, Banner, Collins, Ratliff, Merritt and Castaneda under our Stock Option Plan B (145,209, 33,136, 37,358, 29,889, 26,155 and 48,546 options, respectively) vested and became exercisable upon consummation of our initial public offering on August 1, 2005. The exercise price equaled the fair market value on the grant date. The options set forth in this column include 313,414, 142,183, 146,256, 123,305, 119,704 and 46,892 options repurchased from Messrs. Pike, Banner, Collins, Ratliff, Merritt and Castaneda, respectively, in connection with our December 2004 recapitalization.

(16)	Includes the value of a profits interest in LGB Pike LLC, a former shareholder affiliated with Lindsay Goldberg & Bessemer, that was issued in connection with our 2002 recapitalization transaction. Such value was determined at the issuance date by a third-party valuation and was being amortized into compensation expense over its three-year vesting period. The amortization attributable to 2005 was $72,698, $57,680, $52,470 and $53,052 for Messrs. Banner, Collins, Ratliff and Merritt, respectively. LGB Pike LLC distributed shares of our common stock to the members of LGB Pike LLC effective June 13, 2005, canceling the related profit interests.

(17)	Includes the value of a profits interest in LGB Pike LLC, a former shareholder affiliated with Lindsay Goldberg & Bessemer, that was issued in connection with our 2002 recapitalization transaction. Such value was determined at the issuance date by a third-party valuation and was being amortized into compensation expense over its three-year vesting period. The amortization attributable to 2004 was $91,829, $72,859, $66,137 and $66,627 for Messrs. Banner, Collins, Ratliff and Merritt, respectively. LGB Pike LLC distributed shares of our common stock to the members of LGB Pike LLC effective June 13, 2005, canceling the related profit interests.

(18)	Includes employer contributions to the Company’s 401(k) plan of $141 and $386 for Messrs. Ratliff and Merritt, respectively, in 2004 and $137 for Mr. Merritt in 2005.

Option Grants in Last Fiscal Year
     The following table shows the options that were granted during the fiscal year ended June 30, 2005 to the Named Executive Officers.
Option Grants in Last Fiscal Year

		Percent of			Potential Realizable
	Number of	Total Option			Value at Assumed
	Securities	Granted to	Exercise		Annual Rates of Stock
	Underlying	Employees	or Base		Price Appreciation for
	Options	in Fiscal	Price	Expiration	Option Term(2)
Name	Granted(1)	Year	($/share)	Date	5% ($)	10% ($)
J. Eric Pike	484,040	32.2	6.51	10/21/2014	1,388,108	3,517,739
Reginald L. Banner	110,464	7.3	6.51	10/21/2014	316,793	805,816
Jeffery L. Collins	124,516	8.3	6.51	10/21/2014	357,065	904,872
Robert B. Ratliff	99,615	6.6	6.51	10/21/2014	285,652	723,898
John H. Merritt	87,173	5.8	6.51	10/21/2014	249,976	633,487
Mark Castaneda	161,814	10.8	6.51	10/21/2014	464,024	1,175,926

(1)	These options were granted on October 21, 2004 and vest in four equal annual installments beginning October 21, 2005, except that options granted to Messrs. Pike, Banner, Collins, Ratliff, Merritt and Castaneda under our Stock Option Plan B (145,209, 33,136, 37,358, 29,889, 26,155 and 48,546 options, respectively) vested and became exercisable upon the consummation of our initial public offering on August 1, 2005. The exercise price equaled the fair market value on the grant date. The options set forth in this column include 313,414, 142,183, 146,256, 123,305, 119,704 and 46,892 options repurchased from Messrs. Pike, Banner, Collins, Ratliff, Merritt and Castaneda, respectively, in connection with our December 2004 recapitalization.
(2)	Amounts represent hypothetical values that could be achieved for the respective options, excluding those options repurchased in connection with our December 2004 recapitalization, if exercised at the end of the option term. These values are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually for a ten-year period based on the exercise price of the underlying securities on the grant date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value does not take into account Federal or state income tax consequences of option exercises or sales of appreciated stock. The amounts shown in these two columns do not include any values attributable to options granted under our Stock Option Plan B because these options are exercisable only if the market price of our common stock exceeds a target stock value greater than the market price that would result from an assumed rate of stock price appreciation of 5% or 10% from the date of grant and upon the occurrence of a liquidity event, such as an initial public offering or a change of control. In accordance with the terms of our Stock Option Plan B, the options granted under our Stock Option Plan B, as described in note 1 above, vested and became exercisable at an exercise price of $6.51 per share upon the consummation of our initial public offering on August 1, 2005.

Fiscal Year-End Option Values
     The following table sets forth certain information regarding outstanding options to purchase equity interests held by the Named Executive Officers.
Aggregated Fiscal Year-End Option Values

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In the Money
	Options at		Options at
	Fiscal Year End (#)		Fiscal Year End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
J. Eric Pike	140,482	627,481	1,432,916	5,468,755
Reginald L. Banner	348,410	—	3,341,185	—
Jeffery L. Collins	89,401	268,988	911,890	2,504,038
Robert B. Ratliff	76,619	225,504	781,514	2,108,422
John H. Merritt	76,619	216,663	781,514	2,042,203
Mark Castaneda	—	114,922	—	860,766

(1)	Calculated by determining the difference between the fair market value of $6.51 per share at June 30, 2004 and $14.00 per share at June 30, 2005 for our common stock underlying the options, and the exercise prices of the options held by each of the Named Executive Officers.
        No options were exercised by the Named Executive Officers during fiscal year 2005.
Long-Term Incentive Plan Awards
     No long-term incentive awards were granted to our Named Executive Officers in the fiscal year ended June 30, 2005.
Initial Public Offering Grants
     On August 1, 2005, upon consummation of our initial public offering, we made equity compensation awards to certain members of our management. A total of 161,607 shares of restricted stock and options to purchase 969,643 shares of common stock at the initial public offering price were granted to 23 members of management. Of this total, Mr. Pike received 71,429 shares of restricted stock and options to purchase 428,571 shares of common stock, and each of Messrs. Collins, Ratliff, Merritt and Castaneda received 6,449 shares of restricted stock and options to purchase 38,690 shares of common stock. The restricted stock will vest in full on the fifth anniversary of our initial public offering, subject to the executive’s continued employment with us. The stock options have a term of ten years, have an exercise price of $14.00 per share and vest in equal annual installments over a five-year period, subject to the executive’s continued employment with us. The grant to Mr. Pike will also vest upon termination of his employment under certain circumstances. See “ Employment Agreements — Employment Agreement with Mr. Pike” below.

Employment Agreements
     Employment Agreement with Mr. Pike. Our employment agreement with Mr. Pike provides for his employment on an annual basis and is automatically renewed at the end of each year for an additional year, subject to our or Mr. Pike’s right to terminate the agreement upon at least 60 days’ written notice prior to the expiration of such year. Under the agreement, Mr. Pike is entitled to a minimum annual base salary of $750,000, and his salary may be adjusted upward by the Compensation Committee of our Board of Directors in its sole discretion.
     During each fiscal year, beginning with the fiscal year ending June 30, 2006, Mr. Pike will be entitled to annual equity compensation consisting of (i) stock options with a grant date value of $250,000 and (ii) shares of common stock with a grant date value of $250,000, except that the stock options will only be payable if our company satisfies budget targets during the applicable fiscal year. The stock options will have a term of ten years and will have a per share exercise price equal to the fair market value of our common stock on the date of grant. The stock options and shares of common stock will be paid following the end of the applicable fiscal year and will not be subject to any vesting or forfeiture provisions.
     Under the terms of the agreement with Mr. Pike, if his employment is terminated by us without cause (as defined in the employment agreement) or by Mr. Pike for good reason (as defined in the employment agreement), Mr. Pike will be entitled to receive two years of his then current annual base salary and the continuation for two years of health, life, disability and other benefits that he was receiving as of the last day of his employment. In addition, all restricted stock and stock options then held by Mr. Pike will automatically become vested and exercisable.
     We will also make a tax gross-up payment to Mr. Pike if he becomes subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code on his payments and benefits in connection with a change of control of our company. However, if such excise taxes would not be applicable if the value of such payments and benefits were reduced by 5%, Mr. Pike will forfeit the amount of such payments and benefits necessary to avoid incurring such excise taxes and we will not have an obligation to provide a tax gross-up payment in connection therewith. If required to forfeit a portion of the payments and benefits, Mr. Pike would choose the particular payments and benefits to be reduced.
     We may also terminate Mr. Pike’s employment if, based upon independent medical advice, the Board of Directors determines that due to physical or mental illness Mr. Pike is unable to perform his customary duties for (i) 120 consecutive business days, if he fails to return to his duties within five days of written notice of the end of that 120-day period, or (ii) 130 business days in any 12-month period. In any such event, Mr. Pike is entitled to a continuation of his base salary and other benefits during the 120-day or 130-day period.
     The agreement also entitles Mr. Pike to use our company aircraft for up to 50 flight hours per year for his personal use, provided that this use does not interfere with the normal business use of the aircraft.
     Mr. Pike is subject to a non-solicitation provision for 24 months after termination of his employment, as well as a confidentiality provision. In addition, Mr. Pike has agreed to refrain from engaging in certain activities that are competitive with our company and its business for a period of five years after the termination of his employment. Mr. Pike is entitled to indemnification in his position to the fullest extent permitted by the laws of Delaware.
     Arrangement with Mr. Castaneda. Although we have not entered into an employment agreement with Mr. Castaneda, we operate under an arrangement with him.

     Our arrangement with Mr. Castaneda provides for his employment for two years and thereafter is automatically extended for additional one-year periods, subject to our or Mr. Castaneda’s right to terminate the arrangement upon at least 60 days’ written notice prior to the expiration of such period of employment. Under the arrangement, Mr. Castaneda is entitled to a base salary of $400,000, and his salary may be adjusted upward by the Board of Directors in its sole discretion. The arrangement also provides that Mr. Castaneda is eligible to participate in management incentive plans currently in effect and to receive additional compensation that may be provided pursuant to such plans or as otherwise approved by our Board of Directors.
     In addition, pursuant to our arrangement, Mr. Castaneda received options to purchase 161,814 shares of our common stock under our 2002 Stock Option Plan A and 2002 Stock Option Plan B at a purchase price of $6.51. In connection with our 2004 recapitalization, we repurchased 46,892 options from Mr. Castaneda. The 66,376 options granted under our 2002 Stock Option Plan A that remain outstanding will vest and become exercisable in the following manner: 50% will vest in October 2007, 25% will vest in October 2008 and 25% will vest in October 2009. In addition, the options granted under our 2002 Stock Option Plan A will vest and become exercisable upon the death or disability of Mr. Castaneda or as described in such plan or in the corresponding option award agreement, as applicable. The 48,546 options granted under our 2002 Stock Option Plan B vested and became exercisable upon the consummation of our initial public offering on August 1, 2005.
     Under the terms of the arrangement with Mr. Castaneda, if his employment is terminated by us without cause or by Mr. Castaneda for good reason, Mr. Castaneda will be entitled to a continuation of his base salary for a period of 24 months and any health, life, disability or other benefits that Mr. Castaneda was receiving as of the last day of his employment for a period of 12 months after the date of termination.
     We may also terminate Mr. Castaneda’s employment if, based upon independent medical advice, the Board of Directors determines that due to physical or mental illness Mr. Castaneda is unable to perform his customary duties for (1) 120 consecutive business days, if he fails to return to his duties within five days of written notice of the end of that 120-day period, or (2) 130 business days in any twelve-month period. In any such event, Mr. Castaneda is entitled to a continuation of his base salary and other benefits during the 120-day or 130-day period.
     Mr. Castaneda is also subject to a non-solicitation provision for 24 months after his employment terminates, as well as a confidentiality provision.
Executive Officers
     Certain information regarding our executive officers is set forth below:
     J. Eric Pike — Chairman, President, Chief Executive Officer and Director. Mr. Pike, the grandson of founder Floyd Pike, has served as President since 1998, Chief Executive Officer since 2002 and the Chairman since July 2005. Additional information about Mr. Pike can be found above under “Election of Directors.”
     Mark Castaneda — Chief Financial Officer and Secretary. Mr. Castaneda, age 41, has served as our Chief Financial Officer and Secretary since December 2004 and is responsible for the corporate planning, financial reporting and supervision of all finance and accounting functions. Mr. Castaneda has assumed the responsibilities of Chief Accounting Officer on an interim basis while the Company conducts a search for a new Chief Accounting Officer. Prior to joining Pike, Mr. Castaneda served as the Chief Financial Officer and a director of Blue Rhino Corporation from 1997 to September 2004. Prior to that, he served as Vice President of Finance and the Chief Financial Officer for All Star Gas Corporation

from 1995 until 1997, as a Director of Planning and Controller of Skelgas Propane, Inc. from 1991 to 1995, and as a certified public accountant with Deloitte & Touche LLP from 1988 to 1990. Mr. Castaneda graduated from DePaul University with a B.S. in Accountancy and an M.S. in Taxation.
     Jeffery L. Collins — Chief Operating Officer. Mr. Collins, age 48, has been our Chief Operating Officer since July 2002 and is responsible for field and fleet operations. He joined Pike Electric in 1984 as a groundman on an overhead construction crew. He then advanced through various office positions and served as Vice President of the Northern Region from 1995 to August 1998, where he was responsible for powerline operations in six states, and as Vice President of the Central Region from September 1998 to June 2002, where he was responsible for powerline operations in two states. Mr. Collins graduated from North Carolina State University with a B.S. in Engineering Operations.
     Robert Ratliff, Jr. — Chief Administrative Officer. Mr. Ratliff, age 55, has been our Chief Administrative Officer since 2003 and is responsible for human resources, safety and training. He joined our subsidiary, Pike Electric, in 1979 as an operations supervisor. He then advanced through various office positions and served in various Vice President roles in operations and administration from 1990 to 2003. Mr. Ratliff graduated from Virginia Polytechnic Institute and State University with a B.S.-M.E. and is a registered professional engineer.
     John H. Merritt — Vice President, Operations. Mr. Merritt, age 43, has been our Vice President of Operations since 1993 and is responsible for powerline operations in our southern region. He joined Pike Electric in 1984 as a groundman on an overhead construction crew. He then advanced through various office positions, including serving as Vice President of the Southern Region, where he was responsible for the powerline operations in five states. Mr. Merritt graduated from Guilford College with a B.A. in Business Management.
Securities Authorized for Issuance under our Equity Compensation Plans
     The following table contains information about our equity compensation plans as of June 30, 2005.
Equity Compensation Plan Information

	Number of Shares to	Weighted-Average	Number of Shares
	be Issued upon	Exercise Price	Remaining Available
	Exercise of	of Outstanding	for Future Issuance under
	Outstanding	Options,	Equity Compensation
	Options, Warrants	Warrants and	Plans (Excluding Shares
	and Rights	Rights	Reflected In Column A)
Plan Category	(Column A)	(Column B)	(Column C)
Equity compensation plans approved by our stockholders	2,905,401	$4.80	126,766

Equity compensation plans not approved by our stockholders	—	—	—

Total	2,905,401	$4.80	126,766
Stockholder Return Performance Graph
     Our common stock was not registered pursuant to the Securities Exchange Act of 1934 until after June 30, 2005. We plan to furnish a stock performance graph in the proxy statement for our Annual Meeting in 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Stockholders Agreement
     We, LGB Pike II LLC, an affiliate of Lindsay, Goldberg & Bessemer, and certain other stockholders, including our Named Executive Officers and other members of management, are parties to a stockholders agreement, which relates to corporate governance matters and registration rights, as described below.
     Corporate Governance. The stockholders agreement provides that J. Eric Pike will have the right to occupy one seat on the Board of Directors so long as he is our chief executive officer and controls at least 1,321,965 shares of our common stock. So long as Mr. Pike has the right to a seat on the Board of Directors, then LGB Pike II LLC and any affiliate of LGB Pike II LLC must vote in favor of the election of Mr. Pike to the board.
     Registration Rights. The stockholders agreement provides that LGB Pike II LLC and its affiliates and the other stockholders party to the stockholders agreement, including our Named Executive Officers, have registration rights with respect to our common stock. LGB Pike II LLC and its affiliates have demand registration rights under which they may require us at any time to register any or all of the common stock they hold. The demand registration rights held by LGB Pike II LLC and its affiliates include the right to require us to file a shelf registration statement permitting those stockholders to sell into the market from time to time over an extended period of time. In addition, each of LGB Pike II LLC and its affiliates and the other stockholders party to the stockholders agreement, including our Named Executive Officers, have piggyback registration rights. If we propose to register any additional securities, other than a registration in connection with an employee benefit or similar plan or an exchange offer, we will be required to give each party to the stockholders agreement the opportunity to participate in such registration. We have agreed to indemnify any stockholder that sells shares of our common stock upon exercise of registration rights against certain liabilities under the Securities Act.
Management Advisory Services Agreement
     Pike Electric, Inc, our subsidiary, entered into a management advisory services agreement with Goldberg Lindsay & Co. LLC, an affiliate of Lindsay Goldberg & Bessemer, on April 18, 2002 in connection with our 2002 recapitalization, and amended and restated that agreement on July 1, 2004 in connection with our acquisition of Red Simpson, Inc., increasing the management fee to $375,000 per quarter from $250,000 per quarter. Under the agreement, Goldberg Lindsay & Co. LLC agreed to provide management, financial, strategic planning and similar advisory services to Pike Electric. In addition, Goldberg Lindsay & Co. LLC received one-time transaction fees for structuring the transactions related to our 2002 recapitalization and the acquisition of Red Simpson of $3,750,000 and $3,125,000, respectively. Pursuant to the agreement, Pike Electric also agreed to indemnify Goldberg Lindsay & Co. LLC and its members, partners and affiliates, and their respective directors, officers, agents and employees, against losses arising out of or in connection with the agreement, any activities contemplated by the agreement or any services rendered under the agreement. In connection with our initial public offering, we agreed to terminate the management advisory services agreement, effective June 15, 2005, for an aggregate consideration of $4.0 million, which was paid at the closing of our initial public offering.

COMPENSATION COMMITTEE REPORT
     Our common stock was not registered pursuant to Section 12 of the Securities Exchange Act of 1934 on June 30, 2005. Because we did not consummate our initial public offering until August 2005, we are not required to provide a Compensation Committee Report for the year ended June 30, 2005, in accordance with the interpretations of the Securities and Exchange Commission. We plan to furnish a Compensation Committee Report in the proxy statement for our annual meeting in 2006.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee is comprised of Messrs. Godfrey (Chairman), Helvey and Goldberg. The Compensation Committee was not formed until after we completed our initial public offering in August 2005. During fiscal 2005, our Board of Directors was responsible for reviewing and establishing our compensation policies, plan and programs. Other than J. Eric Pike (our Chairman, President and Chief Executive Officer), no officers or employees of the Company participated in the Board’s deliberations regarding executive compensation during fiscal 2005. During fiscal 2005, no executive officer of the Company served as a director or member of the Compensation Committee (or any other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors.
AUDIT COMMITTEE REPORT
     The Audit Committee has reviewed and discussed with management our audited financial statements for the year ended June 30, 2005. The Audit Committee has reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).
     The Audit Committee has also received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the matters disclosed in the letter and the independence of Ernst & Young with representatives of that firm. The Audit Committee also considered whether the provision by Ernst & Young of the non-audit services discussed under “Proposal 3 — Ratification of Selection of Independent Auditors” is compatible with maintaining the auditors’ independence and determined that such non-audit services were compatible with maintaining Ernst & Young’s independence.
     Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2005 for filing with the Securities and Exchange Commission.

James R. Helvey III, Chairman
Adam P. Godfrey
J. Russell Triedman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Our common stock was registered pursuant to Section 12(b) of the Exchange Act on July 27, 2005. As a result, Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, or Reporting Persons, to file reports with the Securities and Exchange Commission disclosing their ownership of and transactions in our common stock and other equity securities. Whenever a Reporting Person files such a report with the Securities and Exchange Commission, the Reporting Person is also required to send us a copy.
     Since our directors, executive officers and holders of more than 10% of our common stock did not become subject to Section 16(a) until July 27, 2005, they were not required to file reports under Section 16(a) for the year ended June 30, 2005.
OTHER MATTERS
     We know of no other matters to be submitted or considered at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.
SUMMARY ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K
     This proxy statement is accompanied by the Company’s 2005 summary annual report to stockholders and annual report on Form 10-K for the fiscal year ended June 30, 2005. The summary annual report and the Form 10-K, which contains the Company’s consolidated financial statements and other information about the Company, are not incorporated in the proxy statement and are not to be deemed a part of the proxy soliciting material. Additional copies of the Company’s Form 10-K for the fiscal year ended June 30, 2005 as filed with the Securities and Exchange Commission are also available to stockholders without charge upon written request to Pike Electric Corporation, c/o Investor Relations, 100 Pike Way, Mount Airy, North Carolina 27030.

By order of the Board of Directors,

J. Eric Pike
Chairman, President and Chief Executive Officer

October 28, 2005

Appendix A
PIKE ELECTRIC CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I
Establishment, Duration and Purpose
          SECTION 1.01. Establishment and Duration of the Plan. The Company hereby establishes the Plan to be effective as of January 1, 2006 (the “Effective Date”), provided that the Plan shall be subject to approval by the stockholders of the Company within 12 months after the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable laws. The Plan shall remain in effect until the earlier of: (a) the date that no additional Shares are available for issuance under the Plan, (b) the date that the Plan has been terminated in accordance with Article XVII or (c) the date that is the 10th anniversary of the Effective Date.
          SECTION 1.02. Purpose of the Plan. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
ARTICLE II
Definitions
          Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:
          “Administrator” means the Investor Relations Manager of the Company or such other person designated by the Board to administer the Plan.
          “Agent” means the person or entity designated by the Administrator to serve as the custodian and/or recordkeeper for purposes of the Plan.
          “Board” means the Board of Directors of the Company.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.
          “Common Stock” means the common stock, par value $0.001, of the Company.
          “Company” means Pike Electric Corporation, a Delaware corporation.
          “Compensation” means total cash compensation received by an Employee from the Company or a Subsidiary, including regular compensation such as salary, wages, overtime, shift differentials, bonuses (other than bonuses offered in connection with, and as an inducement for, the commencement of employment), commissions and incentive compensation, but excluding relocation payments or reimbursements, expense reimbursements, tuition or other reimbursements, automobile allowances, housing allowances, cash payments in lieu of sick or vacation time benefits and income realized as a result of participation in any stock option, stock purchase or similar plan of the Company or any Subsidiary.
          “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (a) sick leave, (b) military leave, (c) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (d) transfers between locations of the Company or between the Company and its Subsidiaries.
          “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.
          “Employee” means any person, including an officer, who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Subsidiaries.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
          “Fair Market Value” of a Share on any date means the closing price of a Share as reflected in the report of composite trading of New York Stock Exchange listed securities for that day (or, if no Shares were publicly traded on that day, the immediately preceding day that Shares were so traded) published in The Wall Street Journal (Eastern Edition) or in any other publication selected by the Administrator; provided, however, that if the Shares are misquoted or omitted by the selected publication(s), the Administrator shall directly solicit the information from officials of the stock exchanges or from other informed independent market sources.
          “Offering Date” means the first business day of each Offering Period of the Plan.
          “Offering Period” has the meaning set forth in Section 6.01.
          “Plan” means this employee stock purchase plan set forth herein known as the “Pike Electric Corporation Employee Stock Purchase Plan”, as the same may be amended from time to time.
          “Purchase Date” means the last business day of each Purchase Period of the Plan.
          “Purchase Period” has the meaning set forth in Section 6.02.
          “Purchase Price” means, with respect to a Purchase Period, an amount equal to 95% of the Fair Market Value of a Share on the Purchase Date.
          “Share” means a share of Common Stock, as adjusted in accordance with Article XVI, or any other security of the Company into which such a share shall be changed by reason of a Change in Control, as described in Article XVI.
          “Subsidiary” means any corporation (or other form of business association that is treated as a corporation for tax purposes) that is designated by the Administrator from time to time from a group consisting of the Company and its subsidiary corporations, for the purposes of participation in the Plan, of which voting stock or voting ownership interest, as applicable, having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company, whether or not such corporation now exists or is hereafter organized by the Company or a Subsidiary. The participating Subsidiaries are set forth in Appendix A hereto, and are subject to change by the Administrator.
ARTICLE III
Administration
          SECTION 3.01. Administration. The Plan shall be administered by the Administrator. Except as limited by law, or by the Articles of Incorporation or By-laws of the Company, and subject to the provisions herein, the Administrator shall have full and exclusive discretionary power to construe, interpret and apply the terms of the Plan and any agreement or instrument entered into under the Plan, to determine eligibility, to adjudicate all disputed claims under the Plan, and to establish, amend or waive rules and regulations for the Plan’s administration. Further, the Administrator shall make all other determinations which may be necessary or advisable for the administration of the Plan. Every finding, decision and determination made by the Administrator shall, to the fullest extent permitted by law, be final and binding upon all parties. Without stockholder approval and without regard to whether any participant rights may be considered to have been adversely affected, the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion are advisable and consistent with the Plan and with the requirements of the Code.
ARTICLE IV
Shares Subject to the Plan
          SECTION 4.01. Shares Available. Subject to adjustment as provided in Article XVI, the maximum number of Shares which shall be made available for sale under the Plan shall be 500,000 Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (a) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period or (b) the number of Shares available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion provide (i) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Shares on such Purchase Date, and continue all Offering Periods then in effect, or (ii) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Shares on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Article XVII. The Company may make a pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

          SECTION 4.02. Voting and Dividend Rights. A participant shall have no interest, right to receive dividends or voting right in Shares covered by any option until such option has been exercised.
          SECTION 4.03. Registration of Shares. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if directed by the participant in writing, in the name of the participant and his or her spouse.
ARTICLE V
Eligibility
          SECTION 5.01. General. Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 7.01; provided that the Administrator may determine from time to time that certain categories of Employees permitted pursuant to Section 423(b)(4) of the Code to be excluded from participation in an “employee stock purchase plan” under Section 423 of the Code shall not be eligible to participate in an Offering Period; provided further that individual Employees may not be excluded other than on a category-by-category basis.
          SECTION 5.02. Limitations on Option Grants. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (a) if, immediately after the grant (the time of which shall be determined under Section 423 of the Code), such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Subsidiary, or (b) if such option would permit such Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries that are intended to qualify as “employee stock purchase plans” under Section 423 of the Code to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted for purposes of Section 423 of the Code) for each calendar year in which such option is outstanding at any time.
ARTICLE VI
Offering Periods and Purchase Periods
          SECTION 6.01. Offering Periods. The Plan shall be implemented by a series of offering periods (“Offering Periods”) of a duration and frequency specified by the Administrator from time to time and communicated to Employees. Notwithstanding the foregoing, no Offering Period shall exceed five years in duration.
          SECTION 6.02. Purchase Periods. Each Offering Period shall consist of one or more purchase periods (“Purchase Periods”) of a duration and frequency specified by the Administrator from time to time and communicated to Employees.

ARTICLE VII
Participation
          SECTION 7.01. Participation. An eligible Employee may become a participant in the Plan by completing a subscription agreement in the manner specified by the Administrator and submitting it to the Administrator prior to the applicable Offering Date. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Article VIII) to be paid as Contributions pursuant to the Plan. A participant’s subscription agreement shall remain in effect for successive Purchase Periods unless modified as provided in Section 8.02 or terminated as provided in Article X.
          SECTION 7.02. Contributions. Payroll deductions, if any, shall commence on the first payroll paid following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Date of the last Offering Period to which the subscription agreement is applicable, unless sooner terminated as provided in Article X.
ARTICLE VIII
Method of Payment for Purchase of Shares
          SECTION 8.01. Payroll Deduction. Subject to Section 8.03, a participant shall elect to have payroll deductions made on each payday during an Offering Period in an amount not less than 1% and not more than 20% (or such other maximum percentage as the Administrator may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. Unless otherwise provided by the Administrator, no participant may make any Contributions to the Plan other than on a payroll deduction basis.
          SECTION 8.02. Discontinuation of Participation; Change in Payroll Deduction Rate. A participant may discontinue his or her participation in the Plan as provided in Article X or, on one occasion only during an Offering Period, may change his or her payroll deduction rate with respect to the Offering Period, by completing and submitting to the Administrator a new subscription agreement authorizing a change in the payroll deduction rate. Any change in the payroll deduction rate pursuant to the preceding sentence shall be effective as of the beginning of the next calendar month following the date the new subscription agreement is submitted to the Administrator, provided that such date of submission is at least 10 business days prior to the first day of such next calendar month. If the new subscription agreement is not submitted to the Administrator at least 10 business days prior to the first day of the next calendar month, then the change shall be effective as of the beginning of the next succeeding calendar month.
          SECTION 8.03. Required Adjustments to Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.02, a participant’s payroll deductions may be decreased by the Company to 0% at any time. Subject to Section 5.02, payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Article X.
          SECTION 8.04. No Interest. No interest shall accrue on the Contributions of a participant in the Plan.

          SECTION 8.05. Tax Withholding. At the time an option is exercised, in whole or in part, by a participant or at the time some or all of the Common Stock issued under the Plan is disposed of by a participant, the participant must make adequate provision for the Company’s Federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from a participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.
ARTICLE IX
Grant and Exercise of Options
          SECTION 9.01. Grant of Options. On the Offering Date of each Offering Period, but subject to the conditions in the Plan, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date within such Offering Period a number of Shares determined by dividing (a) such Employee’s Contributions for the applicable Purchase Period accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by (b) the applicable Purchase Price.
          SECTION 9.02. Exercise of Options. Unless a participant withdraws from the Plan as provided in Article X, and subject to the conditions in the Plan, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date, and the maximum number of whole Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued, and any Contributions accumulated in a participant’s account which are not sufficient to purchase a whole Share shall be retained in the participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in Article X. Any other excess Contributions that may not be used to purchase Shares on a Purchase Date (because such purchase would not comply with Section 423 of the Code or would otherwise exceed applicable Plan limitations) shall be returned to the participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be issued to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.
          SECTION 9.03. Custody of Shares. The Administrator shall hold (or shall cause the Agent to hold) Shares purchased by a participant under the Plan until the earlier of (a) a request in writing by such participant for delivery of the stock certificates for such Shares or (b) the Administrator’s determination, in its sole discretion, to deliver (or cause to be delivered) stock certificates for such Shares to participants. For so long as Shares are held by the Administrator or the Agent on behalf of a participant, any cash dividends received with respect to such Shares will be used to purchase additional Shares for such participant (without any discount). Any dividend or Shares issued pursuant to a stock split with respect to Shares held on behalf of a participant shall be credited to the participant on a proportionate basis.
          SECTION 9.04. Participants’ Rights in the Stock. After the issuance of stock certificates for Shares to a participant, the participant shall have all rights in respect of such certificates and such Shares, and neither the Agent nor the Company shall have any responsibility with respect to such certificates or such Shares.
          SECTION 9.05. Voting; Communications. For so long as Shares are held by the Administrator or the Agent on behalf of a participant, the Administrator shall (or shall cause the Agent to)

forward to such participant any proxy form received in respect of such Shares. In the absence of voting directions from a participant, none of the Company, the Administrator, the Agent or any of their designees shall vote Shares held on behalf of such participant. To the extent required by applicable law, for so long as Shares are held by the Administrator or the Agent on behalf of a participant, the Administrator shall (or shall cause the Agent to) forward to such participant all other communications from the Company to its stockholders generally.
ARTICLE X
Withdrawal
          SECTION 10.01. Voluntary Withdrawal. A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time by giving written notice to the Company, in the form and manner as directed by the Company, at least 10 business days prior to a Purchase Date. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current Purchase Period will automatically terminate upon such receipt, and no further Contributions by such participant for the purchase of Shares will be permitted during the Offering Period.
          SECTION 10.02. Termination of Employment. Upon termination of a participant’s employment during an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Article XI, and his or her option will automatically terminate. For purposes of the Plan, a transfer of a participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment.
          SECTION 10.03. Change in Status. In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option will automatically terminate.
          SECTION 10.04. Future Participation. A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.
ARTICLE XI
Beneficiary Designation
          SECTION 11.01. A participant may file a written designation of a beneficiary or beneficiaries (who may be named contingently or successively) who are to receive any Shares and/or cash, if any, from the participant’s account under the Plan in the event of such participant’s death prior to delivery to such participant of such Shares and/or cash, if any. Each such designation shall revoke all prior designations by the same participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the participant in writing with the Company during the participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the participant’s death shall be paid to the participant’s estate.

ARTICLE XII
Transferability
          SECTION 12.01. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Article XI) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article X.
ARTICLE XIII
Use of Funds
          SECTION 13.01. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.
ARTICLE XIV
Participant Accounts; Reports
          SECTION 14.01. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participants at least quarterly, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
ARTICLE XV
Rights of Participants
          SECTION 15.01. Limitations on Rights of Participants. The Plan does not create, directly or indirectly, any right for the benefit of any Employee or class of Employees to purchase any Shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan). Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any participant’s employment at any time, nor confer upon any participant any right to continue in the employ of the Company.
          SECTION 15.02. Equal Rights and Privileges. All participants shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code.

ARTICLE XVI
Adjustments upon Changes in Capitalization; Dissolution or Liquidation
          SECTION 16.01. Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the number of Shares set forth in Section 4.01, may be adjusted by the Board to the extent it so determines in its sole discretion to be necessary or appropriate, for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company) or any similar increase or decrease in the number of outstanding Shares, or any reorganization, recapitalization, rights offering, merger or consolidation, or to reflect any similar corporate transaction. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue or acquisition by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an option.
          SECTION 16.02. Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.
ARTICLE XVII
Amendment and Termination
          SECTION 17.01. Amendment and Termination. The Administrator or the Board may at any time and from time to time and for any reason alter, amend, suspend or terminate the Plan in whole or in part. Without limiting the generality of the foregoing, the Administrator or the Board may terminate an Offering Period and/or a Purchase Period then in progress by setting a new Purchase Date or by returning to participants the Contributions credited to participants’ accounts. To the extent necessary to comply with Section 423 of the Code, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any amendment to the Plan in such a manner and to such a degree as so required.
ARTICLE XVIII
Notices
          SECTION 18.01. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

ARTICLE XIX
Conditions upon Issuance of Shares
          SECTION 19.01. Compliance with Laws. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          SECTION 19.02. Shares for Investment Only. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
ARTICLE XX
Notice of Disqualifying Dispositions
          SECTION 20.01. By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant sells, transfers or otherwise disposes of any Shares acquired under the Plan, if such disposition occurs prior to the expiration of the two-year period following the applicable Purchase Date associated with such Shares. Each participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.
ARTICLE XXI
Offsets
          SECTION 21.01. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any participant under the terms of the Plan to the extent of any amount owed for any reason by any such participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Administrator shall determine.
ARTICLE XXII
Indemnification
          SECTION 22.01. Provisions for the indemnification of officers, directors and employees of the Company in connection with the administration of the Plan shall be as set forth in the Articles of Incorporation and By-laws of the Company as in effect from time to time.

ARTICLE XXIII
Legal Construction
          SECTION 23.01. Gender and Number. Except where otherwise indicated by the context, any plural term used herein also shall include the singular, and the singular shall include the plural.
          SECTION 23.02. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
          SECTION 23.03. Captions and Section References. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated.
          SECTION 23.04. Requirements of Law. The granting of options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          SECTION 23.05. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware

Appendix B
PIKE ELECTRIC CORPORATION
AUDIT COMMITTEE CHARTER
A. Purpose: The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Pike Holdings, Inc. (the “Company”) is to (A) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s external auditor (the “Independent Auditor”), and (iv) performance of the Company’s internal audit function (the “Internal Audit”) and the Independent Auditor and (B) prepare a report of the Committee as required to be included in the Company’s annual proxy statement.
B. Membership: The Committee’s membership shall be determined by the Board upon recommendation of the Nominating and Governance Committee and shall consist of at least three directors. The members of the Committee shall meet the independence and experience requirements of the listing standards of the New York Stock Exchange (the “NYSE”) and the requirements for audit committee service set forth in the Securities Exchange Act of 1934, as amended (the “Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), in each case as in effect from time to time. At least one member of the Committee shall be an “audit committee financial expert” as determined by the Board in compliance with criteria established by the SEC. Committee members shall not serve on the audit committees of more than two other public companies unless the Board determines that such service does not impair the member’s ability to serve effectively on the Committee.
C. Roles and Responsibilities: The Committee’s responsibility is one of oversight. The management of the Company is responsible for the preparation of complete and accurate annual and quarterly consolidated financial statements (“financial statements”) in accordance with generally accepted accounting principles in the United States and for maintaining appropriate accounting and financial reporting principles and policies and internal controls designed to assure compliance with accounting standards and laws and regulations. The Independent Auditor is responsible for planning and conducting in accordance with Generally Accepted Auditing Standards in the United States an audit of the Company’s annual consolidated financial statements and a review of the Company’s quarterly financial statements. The Committee recognizes that the financial management, the internal auditors and Independent Auditor have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee cannot provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the Independent Auditor’s work.
     The Committee shall have the authority to take any and all acts that it deems necessary to carry out its oversight function (in addition to any others that the Board may from time to time delegate to the Committee), including but not limited to:
     1. Financial Reporting and Disclosure
a.	Reviewing and discussing the annual audited financial statements and quarterly financial statements with management and the Independent Auditor, in each case including the disclosures under the caption “Management Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall make a recommendation to the Board as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K).

b.	Reviewing and discussing with management, internal auditors and the Independent Auditor the quality and adequacy of internal controls and procedures (and any changes implemented including in light of material control deficiencies or weaknesses), including any management internal control report.

c.	Reviewing the Company’s financial reporting processes, disclosure and internal controls and procedures, and the process for the CEO and CFO quarterly and annual certifications required by the SEC with respect to financial statements and the Company’s disclosure and internal controls and procedures and any reports by the CEO and CFO regarding major issues as to the adequacy of the Company’s disclosure and internal controls and procedures and any special audit steps adopted in light of identified deficiencies.

d.	In connection with the Independent Auditor’s annual audit of the Company’s year-end financial statements (the “Annual Audit”) and the quarterly review of financial information, discussing with the Independent Auditor the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, including any audit problems or difficulties encountered in performing the audit and management’s response, and disagreements with management.

e.	Obtaining and reviewing annually, prior to the completion of the Annual Audit, a report from the Independent Auditor, describing (i) all critical accounting policies and practices to be used in the financial statements, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor, and (iii) other material written communications between the Independent Auditor and management, such as any management letter, internal control letter or schedule of unadjusted differences. Such review shall include a consideration of major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and a review of any reports or analyses on such topics or similar topics prepared by management, including any significant financial reporting issues and judgments made in connection with the preparation of the financial statements. Discussing with the Independent Auditor any material issues raised in such reports as well as any audit problems or difficulties encountered and management’s response (including any restrictions on access, any accounting adjustments noted or proposed but “passed”) and any communications between the audit team and its national office concerning auditing or accounting issues presented by the engagement. The Committee shall be responsible for the resolution of disagreements among the Company’s management, the Independent Auditor and the internal auditors regarding financial reporting.

f.	Reviewing with management and the Independent Auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the Company’s financial statements.

g.	Discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, provided that such discussions may be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made). The Company’s management will review with the chair of the Committee earnings press releases prior to issuance.
     2. Internal Audit
	a.	Reviewing with management, internal auditors and the Independent Auditor the annual plan and scope of work of the Internal Audit, including its responsibilities, budget and staffing.

	b.	Reviewing, as appropriate, the results of Internal Audits and discussing related significant internal control matters with the internal auditors, the Company’s management and the Independent Auditor.

	c.	Discussing the adequacy of the Company’s internal controls with internal auditors, the Company’s management and the Independent Auditor.

	d.	Reviewing the appointment, replacement, reassignment or dismissal of, and periodically evaluating the performance of, the senior internal auditing executive.

3.	Independent Auditor

	a.	The Committee shall be responsible for the appointment, retention, termination, compensation and oversight of the Independent Auditor. The Committee shall also be responsible for the resolution of disagreements between management and the Independent Auditor. The Independent Auditor shall report directly to the Committee.

	b.	Reviewing the scope of the Annual Audit and services to be provided by the Independent Auditor during the year, including fees. Pre-approving all audit services (including those performed for purposes of providing comfort letters and statutory audits) and permitted non-audit services to be provided to the Company by the Independent Auditor, subject to any exceptions provided by the Act, and in each case including fees. The chair of the Committee may pre-approve any such services according to the procedures approved by the Committee, provided that any approval by the chair must be presented to the Committee at its next meeting.

	c.	Obtaining and reviewing, at least annually, a report from the Independent Auditor describing: (i) the Independent Auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding any independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the Independent Auditor and the Company, including the matters set forth in Independence Standards Board Standard No. 1. Discussing with the Independent Auditor any issues or relationships disclosed in such report that, in the judgment of the Committee, may have an impact on the competence or independence of the Independent Auditor.

	d.	Obtaining assurance from the Independent Auditor that the audit was conducted in a manner consistent with Section 10A of the Act.

	e.	Reviewing and periodically evaluating the Independent Auditor’s qualifications, performance and independence, including reviewing the performance of the lead audit partner of the

Independent Auditor and assuring the regular rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law. Reviewing and periodically evaluating whether a more frequent rotation of the lead and/or reviewing audit partner is advisable or whether a rotation of the Independent Auditor would be advisable.

f.	Establishing policies for the Company’s hiring of employees or former employees of the Independent Auditor who participated in any capacity in the audit of the Company, including a prohibition, as required by the Act, against the Company’s chief executive officer, chief financial officer, controller or chief accounting officer (or any person serving in an equivalent position) having worked on the Company’s audit as an employee of the Independent Auditor during the one year preceding the initiation of the current audit.
     4. Risk Management and Compliance
a.	Discussing policies and procedures with respect to risk assessment and risk management, the Company’s major risk exposures and the steps management has taken to monitor and mitigate such exposures.

b.	Reviewing the effectiveness of the system for monitoring compliance with laws, regulations and the Company’s business conduct policies and the results of management’s investigation and follow up on any fraudulent acts or accounting irregularities.

c.	Periodically obtaining reports from management regarding legal and regulatory compliance and litigation matters.

d.	Reviewing with the Company’s General Counsel legal matters that may have a material impact on the consolidated financial statements and any material reports or inquiries received from regulators or governmental agencies regarding compliance.

e.	Confirming with the Independent Auditor that they are not aware of any matters that might fall under Section 10A(b) of the Act.

f.	Establishing procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Reviewing periodically with management and internal audit these procedures and any significant complaints received.
     5. Meetings, Reports, Charter Review, Performance Evaluation and Outside Advisors
a.	Meeting with such frequency and at such intervals as the Committee determines is necessary to carry out its duties and responsibilities, but in any case, not less than four times a year. The Committee shall meet separately, periodically, with management, with Internal Audit and with representatives of the Independent Auditor. A majority of the members shall constitute a quorum. A majority of the members present shall decide any matter brought before the Committee.

b.	Reporting regularly to the Board.

c.	Preparing the report of the Committee required to be included in the Company’s annual proxy statement.

d.	Reviewing the adequacy of this Charter at least annually and recommending any proposed changes to the Board for approval.

e.	Conducting an annual performance evaluation of the Committee.

f.	Reviewing and making recommendations to the Board concerning the adequacy of the Company’s Code of Business Conduct and Ethics. Assisting the Board in reviewing and, when appropriate, granting any requests for a waiver.

g.	The Committee shall have the authority to retain such outside legal, accounting or other advisors, as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.
D. Structure and Operations. The Committee shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least four times per year at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The chairperson, with input from the other members of the Committee and, where appropriate, members of management and outside advisors, shall set the agendas for Committee meetings.
     The Committee may request that any directors, officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may exclude from its meetings any persons it deems appropriate.
     The Committee may form and delegate authority to subcommittees. In particular, the Committee may delegate to one or more of its members the authority to pre-approve audit and/or non-audit services, provided that the decisions of any member(s) to whom pre-approval authority is delegated shall be presented to the Committee at the next Committee meeting.
     The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on these meetings and such other matters as required by this Charter or as the Board shall from to time specify.
     Except as expressly provided in this Charter, the Company’s by-laws or the Company’s Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall set its own rules of procedure.
E. Compensation. No member of the Committee may receive, directly or indirectly, any compensation from the Company other than (i) fees paid to directors for service on the Board (including customary perquisites and other benefits that all directors receive), (ii) additional fees paid to directors for service on a committee of the Board (including the Committee) or as the chairperson of any committee and (iii) a pension or other deferred compensation for prior service that is not contingent on future service on the Board.

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15235.

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

ê Please fold and detach card at perforation before mailing. ê

PIKE ELECTRIC CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 7, 2005
By signing below, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint J. Eric Pike and Mark Castaneda, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of PIKE ELECTRIC CORPORATION to be held on Wednesday, December 7, 2005 at 9:30 a.m. at Bermuda Run Country Club, 324 Bermuda Run Drive, Bermuda Run, NC 27006, and any adjournments of the meeting, and (2) vote all shares of Pike Electric Corporation common stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Pike Electric Corporation, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct below. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our Board of Directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

Dated:	,2005

Signature

Note: Please sign exactly as your name appears on this proxy. When shares are held by joint owners, both need to sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporation’s name by an authorized officer, giving the officer’s full title. If a partnership, please sign in the partnership’s name by an authorized person, giving the person’s full title.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY

Your vote is important!
Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope to National City Bank, PO Box 535300, Pittsburgh, PA 15235, so your shares are represented at Pike Electric Corporation’s 2005 Annual Meeting.
ê Please fold and detach card at perforation before mailing. ê

Pike Electric Corporation	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PIKE ELECTRIC CORPORATION. PLEASE RETURN IT AS SOON AS POSSIBLE. IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS BELOW. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PIKE ELECTRIC CORPORATION’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSALS 2 AND 3.
1.	To elect the following nominees for Director to serve in such capacity until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (except as marked below):
          Nominees:    J. Eric Pike     Adam P. Godfrey    Alan E. Goldberg     James R. Helvey III    Stuart S. Janney III   Robert D. Lindsay   J. Russell Triedman

☐	FOR all nominees listed above	☐	WITHHOLD authority to vote for
	(except as marked to the contrary below)		all nominees listed above
To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.

		FOR	AGAINST	ABSTAIN
2.	To approve the Company’s Employee Stock Purchase Plan.	☐	☐	☐

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.	☐	☐	☐
In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournment of the meeting.

☐	Mark here if you plan to attend the Meeting	☐	Mark here if an address change has been noted on the reverse side of this card.